EXHIBIT (99) - 4


                        Birmingham Investment Group, LLC
                              17 North 20th Street
                              Birmingham, AL  35203


                                            May 11, 2000


Torchmark Corporation
3700 S. Stonebridge Drive
P.O. Box 8080
McKinney, TX  75070-8080
Attn: C.B. Hudson
      Chairman of the Board and
        Chief Executive Officer

Dear Mr. Hudson:

            Pursuant to the Agreement, dated May 8, 2000 (the "Agreement"), between Torchmark Corporation and Birmingham Investment Group, LLC, the undersigned hereby gives notice of its intention to purchase as promptly as practicable 3,750,000 Shares of the Company. The undersigned presently anticipates that it will receive required Regulatory Approvals in June 2000. Please send the Sale Notice to the Company.

            Capitalized terms have the meanings set forth in the Agreement.


                                           Very truly yours,

                                           Birmingham Investment Group, LLC


                                           By: /s/ James A. Taylor
                                              -----------------------------
                                              James A. Taylor, Manager

cc:   Larry Hutchison
      General Counsel
      Torchmark Corporation